Exhibit  2.1
MARTIN  J.  BRILL  (State  Bar  No.  53220)
ROBYN  B.  SOKOL  (State  Bar  No.  159506)
A  Professional  Corporation
1888  Century  Park  East,  Suite  1500
Los  Angeles,  California   90067
Telephone:  (310)  277-7400
Telecopier:  (310)  277-7584

Attorneys  for  Digital  Technologies  Media  Group,  Inc.,
Debtor  and  Debtor  in  Possession



                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                          SAN FERNANDO VALLEY DIVISION


In re                                            Bk.  No.  SV  99-10944-GM

DIGITAL  TECHNOLOGIES  MEDIA                     In  a  Case  Under  Chapter
GROUP,  INC.,  a  Delaware                       11  of  the  Bankruptcy  Code
corporation,                                     (11  U.S.C.   1101  et  seq.)

            Debtor.                              DEBTOR'S  THIRD  AMENDED
                                                 CHAPTER  11  PLAN

                                                    PLAN CONFIRMATION HEARING
                                                    -------------------------
                                                  SEE DISCLOSURE STATEMENT FOR
                                                 VOTING AND OBJECTING PROCEDURES

                                                 Date:  April  18,  2000
                                                 Time:  9:00  a.m.
                                                 Place:  Courtroom  "303"
                                                         21041  Burbank  Blvd.
                                                         Woodland  Hills,  CA


///

///

///

///

///

///

///

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                                       7

                                 TABLE  OF  CONTENTS
                                 -------------------

                                                                                 PAGE
                                                                                 ----
TABLE  OF  AUTHORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

I.     INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

II.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

III.   CLASSIFICATION  AND  TREATMENT  OF  CLAIMS  AND  INTERESTS . . . . . . . .  11

       A.     General  Overview . . . . . . . . . . . . . . . . . . . . . . . . .  11

       B.     Unclassified  Claims . . . . . . . . . . . . . . . . . . . . . . .   11

              1.     Administrative  Expenses . . . . . . . . . . . . . . . . . .  11

              2.     Priority  Tax  Claims . . . . . . . . . . . . . . . . . . . . 13

       C.     Classified  Claims  and  Interests . . . . . . . . . . . . . . . .   14

              1.     Classes  of  Secured  Claims . . . . . . . . . . . . . . . .  14

              2.     Classes  Of  Priority  Unsecured  Claims . . . . . . . . . .  14

              3.     Class  Of  General  Unsecured  Claims . . . . . . . . . . .   15

              4.     Class  Of  Interest  Holders . . . . . . . . . . . . . . . .  15

       D.     Means  Of  Performing  The  Plan . . . . . . . . . . . . . . . . ..  16

              1.     Formation  Of  A  BDC  And  Acquisition  Of  Data. . . . . .  16

              2.     Borrowing  Of  Money  To  Fund  Plan . . . . . . . . . . . .  18

              3.     Anticipated  Investee  Company . . . . . . . . . . . . . . .  18

              4.     Execution  Of  Documents . . . . . . . . . . . . . . . . . .  19

              5.     Post-Confirmation  Management . . . . . . . . . . . . . . .   19

              6.     Disbursing  Agent . . . . . . . . . . . . . . . . . . . . .   20

              7.     Amendment To Charter Documents Of Debtor And Other Matters .  21

              8.     Exemption  From  Registration  Under
                     Section  1145  of  the  Code . . . . . . . . . . . . . . . .  23

              9.     Closing  of  Register  For  Existing
                     Common  Stock . . . . . . . . . . . . . . . . . . . . . . .   23


                                       8

                                 TABLE  OF  CONTENTS (Continued)
                                 -------------------------------

IV.    TREATMENT  OF  MISCELLANEOUS  ITEMS . . . . . . . . . . . . . . . . . . .   23

       A.     Executory  Contracts  And  Unexpired  Leases . . . . . . . . . . .   23

              1.     Assumptions . . . . . . . . . . . . . . . . . . . . . . . .   23

              2.     Rejections . . . . . . . . . . . . . . . . . . . . . . . . .  24

       B.     Changes  In  Rates  Subject  To  Regulatory  Commission  Approval .  25

       C.     Retention  Of  Jurisdiction . . . . . . . . . . . . . . . . . . . .  25

       D.     Miscellaneous  Issues  Regarding  Plan  Distributions . . . . . . .  27

              1.     No  Fractional  Shares  Issues . . . . . . . . . . . . . . .  27

              2.     Name  and  Address  of  Holder . . . . . . . . . . . . . . .  27

              3.     Unclaimed  Property . . . . . . . . . . . . . . . . . . . .   28

       E.     Post-Confirmation  U.S.  Trustee  Fees . . . . . . . . . . . . . .   28

       F.     Post-Confirmation  Claims  Of  Debtor . . . . . . . . . . . . . . .  28

V.     EFFECT  OF  CONFIRMATION  OF  PLAN . . . . . . . . . . . . . . . . . . . .  28

       A.     Discharge  And  Release  Of  Liabilities . . . . . . . . . . . . .   28

       B.     Revesting  Of  Property  In  The  Debtor . . . . . . . . . . . . .   29

       C.     Modification  Of  Plan . . . . . . . . . . . . . . . . . . . . . .   30

       D.     Post-Confirmation  Status  Report . . . . . . . . . . . . . . . . .  30

       E.     Post-Confirmation  Conversion/Dismissal . . . . . . . . . . . . . .  30

       F.     Final  Decree . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

       G.     Confirmation  Request . . . . . . . . . . . . . . . . . . . . . . .  31

EXHIBIT  A  -  UNEXPIRED  LEASES  TO  BE  ASSUMED . . . . . . . . . . . . . . . .  32

EXHIBIT  B  -  EXECUTORY  CONTRACTS  TO  BE  ASSUMED . . . . . . . . . . . . . .   33

                              TABLE OF AUTHORITIES
                              --------------------

                                                                         PAGE(S)
                                                                         -------


STATUTES
--------

11  U.S.C.  Section  101 . . . . . . . . . . . . . . . . . . . . . . . .   1,  4

11  U.S.C.  Section  1106 . . . . . . . . . . . . . . . . . . . . . . . . .    8

11  U.S.C.  Section  1107 . . . . . . . . . . . . . . . . . . . . . . . . .    8

11  U.S.C.  Section  1108 . . . . . . . . . . . . . . . . . . . . . . . . .    8

11  U.S.C.  Section  1112(b) . . . . . . . . . . . . . . . . . . . . . . . .  30

11  U.S.C.  Section  1123(b)(3) . . . . . . . . . . . . . . . . . . . . . . .  8

11  U.S.C.  Section  1127 . . . . . . . . . . . . . . . . . . . . . . . .     26

11  U.S.C.  Section  1129 . . . . . . . . . . . . . . . . . . . . . . . . .    6

11  U.S.C.  Section  1129(a) . . . . . . . . . . . . . . . . . . . . . . . .  31

11  U.S.C.  Section  1129(b) . . . . . . . . . . . . . . . . . . . . . . . .  31

11  U.S.C.  Section  1141(d)(1) . . . . . . . . . . . . . . . . . . . . . .   28

11  U.S.C.  Section  1141(d)(1)(A) . . . . . . . . . . . . . . . . . . . . .  29

11  U.S.C.  Section  1145 . . . . . . . . . . . . . . . . . . . . . . . . 18, 23

11  U.S.C.  Section  502(d) . . . . . . . . . . . . . . . . . . . . . . .   3, 9

11  U.S.C.  Section  502(e) . . . . . . . . . . . . . . . . . . . . . . . . .  3

11  U.S.C.  Section  502(g) . . . . . . . . . . . . . . . . . . . . . . . .   29

11  U.S.C.  Section  502(h) . . . . . . . . . . . . . . . . . . . . . . . .   29

11  U.S.C.  Section  502(i) . . . . . . . . . . . . . . . . . . . . . . . .   29

11  U.S.C.  Section  506 . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11  U.S.C.  Section  507(a) . . . . . . . . . . . . . . . . . . . . . . . .   15

11  U.S.C.  Section  507(a)(1) . . . . . . . . . . . . . . . . . . .   2, 11, 12

11  U.S.C.  Section  507(a)(3) . . . . . . . . . . . . . . . . . . .   9, 14, 15

11  U.S.C.  Section  507(a)(4) . . . . . . . . . . . . . . . . . . .   9, 14, 15

11  U.S.C.  Section  507(a)(5) . . . . . . . . . . . . . . . . . . .   9, 14, 15

                        --------------------------------

                                                                         PAGE(S)
                                                                         -------

11  U.S.C.  Section  507(a)(6) . . . . . . . . . . . . . . . . . . .   9, 14, 15

11  U.S.C.  Section  507(a)(7) . . . . . . . . . . . . . . . . . . .   9, 14, 15

11  U.S.C.  Section  507(a)(8) . . . . . . . . . . . . . . . . . . . . .  9,  13

11  U.S.C.  Section  510 . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11  U.S.C.  Section  541 . . . . . . . . . . . . . . . . . . . . . . . . . .   3

11  U.S.C.  Section  542 . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11  U.S.C.  Section  543 . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11  U.S.C.  Section  544 . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11  U.S.C.  Section  545 . . . . . . . . . . . . . . . . . . . . . . . .       9

11  U.S.C.  Section  547 . . . . . . . . . . . . . . . . . . . . . . . .       9

11  U.S.C.  Section  548 . . . . . . . . . . . . . . . . . . . . . . . .       9

11  U.S.C.  Section  549 . . . . . . . . . . . . . . . . . . . . . . . .       9

11  U.S.C.  Section  550 . . . . . . . . . . . . . . . . . . . . . . . .       9

11  U.S.C.  Section  551 . . . . . . . . . . . . . . . . . . . . . . . .       9

11  U.S.C.  Section  552 . . . . . . . . . . . . . . . . . . . . . . . .      10

11  U.S.C.  Section  553 . . . . . . . . . . . . . . . . . . . . . . . .      10

15  U.S.C.  Sections  80a-1 . . . . . . . . . . . . . . . . . . . . . . . .    8

28  U.S.C.  Section  1930(a)(6) . . . . . . . . . . . . . . . . . . . . . .   28



RULES
-----

Local  Bankruptcy  Rule  3022 . . . . . . . . . . . . . . . . . . . . . . .   31

                        --------------------------------

                                                                         PAGE(S)
                                                                         -------


OTHER
-----

Securities  Act  of  1933
      Section  5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

The  Investment  Company  Act  of  1940 . . . . . . . . . . . . . . . . . . .  8



Sections  80A-2(48)  of  the  Investment  Company  Act . . . . . . . . . . .   4

                                       I.

                                  INTRODUCTION
                                  ------------

     Digital Technologies Media Group, Inc., a Delaware corporation is the debtor in a Chapter 11 bankruptcy case. On January 26, 1999, Digital Technologies Media Group, Inc. (the "Debtor"), commenced a bankruptcy case by filing a voluntary Chapter 11 petition under the United States Bankruptcy Code ("Code"), 11 U.S.C. 101 et seq. This document is the Third Amended Chapter 11
                          -- ----
Plan ("Plan") proposed by the Debtor (also referred to as "Plan Proponent"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

     This is a reorganizing Plan. In other words, the Debtor seeks to satisfy its obligations to Creditors by issuing its securities pursuant to the terms of the Plan. The Reorganized Debtor will change its name to Central Capital Venture Corporation and will become a Nevada corporation operating and conceived as a closed end mutual fund specifically designed to engage in investments of startup (venture capital) companies. The Reorganized Debtor will be engaged as a Business Development Corporation (a "BDC") under the Investment Company Act. The Reorganized Debtor's common stock will be distributed to the Debtor's Creditors and Interest Holders in exchange for their Claims and Interests.

     The Reorganized Debtor's investment objective will be to invest in assets and/or management services in companies with gross sales of less than $500,000 per annum and selected situations (such as leveraged buyouts and established business operations) that will benefit from long-term capital growth. The Reorganized Debtor will derive its income through management consulting fees and profit from the selective sales of the companies contained in its investment portfolio.

     The Effective Date of the proposed Plan is the later of (i) the first business day after the eleventh (11th) day following Confirmation of the Plan;
or (ii) the first business day after such date on which there is not in force any stay or injunction against the enforcement of the Plan or the Confirmation Order. It is anticipated that the Effective Date of the Plan will be April 15, 2000.

                                       II.

                                   DEFINITIONS
                                   -----------

     The following definitions will apply with respect to this Plan and the Disclosure Statement.

     1.     "Administrative  Claims"  or  "Administrative Expenses".  Claims for
             -----------------------------------------------------
costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Bankruptcy Code section 507(a)(1).

     2.     "Administrative  Tax  Claims".  A Claim filed by a governmental unit
             ---------------------------
for taxes (and for interest and penalties related to such taxes) for any tax year or period to the extent it occurs or falls within the period from and including the Petition Date through and including the Effective Date.

     3.          "Allowed".  When  used  in  respect  of  a Claim or Interest or
                  -------
group  of  Claims  or  Interests,  means  --

          (a) if no proof of Claim or Interest has been timely filed, such amount of the Claim or Interest or group of Claims or Interests which has been scheduled by the Debtor as liquidated in amount and not disputed or contingent and as to which no party in interest has filed an objection within the time required under the Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under 502(d) or (e) of the Bankruptcy Code; or

          (b) if a proof of Claim or Interest has been filed by the Claims Bar Date or is deemed timely filed by the Bankruptcy Court, such amount of the Claim or Interest or group of Claims or Interests as to which any party in interest has not filed an objection within the time required under this Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not
disallowed  under   502(d)  or  (e)  of  the  Bankruptcy  Code;  or

          (c) such amount of the Claim or Interest or group of Claims or Interests which is allowed by a Final Order of the Bankruptcy Court; or

          (d) such amount of the Claim or Interest or group of Claims or Interests which is allowed under the Plan.

     4.     "Allowed  Claim".  A  Claim  which  is  Allowed.
             --------------

     5.     "Allowed  Class  Claim".  An  Allowed Claim in the particular Class
             ----------------------
described.

     6.     "Assets".  All  assets of the Debtor's Estate including "property of
             ------
the  estate"  as  described  in   541  of  the  Bankruptcy  Code.

     7.     "BDC".  A  business  development  company  as  defined  in  Sections
             ---
80A-2(48)  of  the  Investment  Company  Act.

     8.     "Ballot".  The  Ballot  for  accepting  or  rejecting  this  Plan.
             ------

     9.     "Ballot  Date".  The  date  set by the Bankruptcy Court by which all
             ------------
Ballots  with  respect  to  the  Plan  must  be  received.

     10.     "Bankruptcy Code".  The Bankruptcy Code, as codified in Title 11 of
              ---------------
the United States Code, 11 U.S.C. 101 et seq., including all amendments thereto, to the extent such amendments are applicable to the Case.

     11.     "Bankruptcy  Rules".  The  Federal Rules of Bankruptcy Procedure as
              -----------------
now  in  effect  or  hereafter  amended  and  applicable  to  the  Case.

     12.     "Business  Day".  Any  day other than a Saturday, Sunday or a legal
              -------------
holiday  (as  defined  in  Bankruptcy  Rule  9006(a)).

     13.     "Bar Date".  The general bar date for the filing of proofs of Claim
              --------
as  set  by  the  Bankruptcy  Court.

     14.     "Case".  The case under Chapter 11 of the Bankruptcy Code commenced
              ----
by  the  Debtor  on  January  26, 1999 and bearing Case No. SV 99-10944-GM.

     15.     "Cash".  Cash  or  cash  equivalents including, but not limited to,
              ----
bank  deposits,  checks  or  other  similar  items.

     16.     "Claim".  (a)  Any right to payment from the Debtor, whether or not
              -----
such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     17.     "Class".  A  class  of Claims or Interests described in Article III
              -----
of  the  Plan.

     18.     "Class  A  Preferred Stock".  One hundred thousand (100,000) shares
              -------------------------
of Class A Preferred Stock issued by the Debtor to Data shareholders. The Class A Preferred Stock shall be convertible into common stock of Data held by the Reorganized Debtor upon the earlier to occur: (i) twelve (12) months from issuance, (ii) an investment totaling $1,000,000 is made in Data by the Reorganized Debtor, or (iii) a registration with the Securities and Exchange Commission of Data's stock becomes effective. The Class A Preferred Stock shall not pay a dividend and shall have voting rights only with respect to Data equal to 4,000,000 shares of Data. The Class A Preferred Stock shall be convertible into Data common stock pursuant to the following formula: the converted shares shall be equal to 68% of the total Data common shares (3.4 million shares) to be issued after conversion.

     19.     "Confirmation".  The  entry  of  the  Order by the Bankruptcy Court
              ------------
confirming  the  Plan  pursuant  to   1129  of  the  Bankruptcy  Code.

     20.     "Confirmation  Date".  The  date  upon  which  the Bankruptcy Court
              ------------------
enters  an  order confirming the Plan pursuant to   1129 of the Bankruptcy Code.

///

///

     21.     "Confirmation  Order".  The  order  of  the  Bankruptcy  Court
              -------------------
confirming  the  Plan  pursuant  to   1129  of  the  Bankruptcy  Code.

     22.     "Court".  The  United  States  Bankruptcy  Court  for  the  Central
              -----
District  of  California.

     23.     "Creditor".  The  Holder  of  a  Claim  against  the  Debtor.
              --------

     24.     "Data".  DataNet  Information  Systems, Inc., a Nevada corporation.
              ----

     25.     "Debtor".  Digital  Technologies  Media  Group,  Inc.,  a  Delaware
              ------
corporation.

     26.     "Digi".  Digi  Commerce,  Inc., an investee company to be formed by
              ----
the  Reorganized  Debtor.

     27.     "Disbursing  Agent".  The  person  or entity responsible for making
              -----------------
all  distributions  provided  for  under  the  Plan.

     28.     "Disclosure  Statement".  The  "Debtor's  Third  Amended Disclosure
              ---------------------
Statement Describing Debtor's Third Amended Chapter 11 Plan" filed by the Plan Proponent in support of the Plan, and any and all amendments and exhibits to the Disclosure Statement.

     29.     "Disputed Claim".  A Claim or Interest as to which a proof of Claim
              --------------
or Interest has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed by the Debtor or any other party in interest in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Prior to the time that an objection has been or is filed, for the purposes of the Plan, a Claim or Interest may be considered a Disputed Claim in its entirety if: (i) the amount of a Claim or Interest specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedule of Assets and Liabilities; (ii) any corresponding Claim scheduled by the Debtor in its Schedule of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding
Claim has been scheduled by the Debtor in its Schedule of Assets and Liabilities.

     30.     "Distribution".  Any  transfer  under  the Plan of Cash or Units of
              ------------
Reorganized Debtor's Securities to either a Holder of an Administrative Claim, a Holder of an Allowed Claim, a Holder of an entitlement to payment of a Post-Effective Date Expense or an Interest Holder.

     31.     "Effective Date".  The later of (i) the first business day which is
              --------------
eleven (11) days following the Confirmation Date; or (ii) the first Business Day after such date under clause (i) on which there is not in force any stay or injunction against the enforcement of the Plan or the Confirmation Order.

     32.     "Estate".  The  estate  in  the  Debtor's  Case created pursuant to
              ------
541(a)  of  the  Bankruptcy  Code.

     33.     "Estate  Representative".  The  person(s) or entity(ies) authorized
              ----------------------
to exercise and perform the rights, powers and duties held by the Estate, including without limitation the authority under Bankruptcy Code 1123(b)(3) to provide for the settlement, adjustment, retention and enforcement of Claims and Interests of the Estate, including, but not limited to all Rights of Action and the authority to exercise all rights under Bankruptcy Code

///

1106, 1107 and 1108. Upon and after the Effective Date, the Reorganized Debtor shall be the Estate Representative.

     34.     "Final  Order".  An  order,  decree  or  judgment of the Bankruptcy
              ------------
Court, the operation or effect of which has not been reversed, stayed, modified or amended, and as to which order, decree or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

     35.     "Holder".  The holder of a Claim against or Interest in the Debtor.
              ------

     36.     "Insiders".  All Persons who are "insiders" as that term is defined
              --------
in  Section  101  of  the  Bankruptcy  Code.

     37.     "Interest".  Any  equity  security  of  the  Debtor  as  defined in
             ----------
section  101(49)  of  the  Bankruptcy  Code.

     38.     "Investment  Company  Act".  The Investment Company Act of 1940, 15
             --------------------------
U.S.C.    80a-1,  et  seq.
                  --  ----

     39.     "Local  Rules".  The  Local  Bankruptcy Rules for the United States
              ------------
Bankruptcy Court for the Central District of California, as now in effect or hereafter amended and applicable to the Case.

     40.     "Person".  Any  natural  person  or  other  entity.
              ------

     41.     "Petition  Date".  January  26,  1999.
              --------------

     42.     "Plan".  The  Debtor's  Third  Amended  Chapter  11  Plan.
              ----

     43.     "Plan  Proponent".  The  Debtor.
              ---------------

     44.     "Priority  Tax  Claims".  Certain  unsecured income, employment and
              ---------------------
other  taxes  described  by  Bankruptcy  Code  Section  507(a)(8).

     45.     "Priority  Unsecured  Claims".  Claims that are referred to in
              ---------------------------
Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) which are required to be placed in Classes.

     46.     "Pro  Rata".  With  respect  to  a  particular  Class  of Claims or
              ---------
Interests, the ratio that the amount of a particular Allowed Claim or Allowed Interest in the Class bears to the total amount of Allowed Claims or Allowed Interests in the Class.

     47.     "Record  Date".  The  date  of  entry  of  the  Order approving the
              ------------
Disclosure  Statement  for  this  Plan.

     48.     "Reorganized  Debtor".  The  Debtor  after  Confirmation.
              -------------------

     49.     "Rights  of Action".  Any and all Claims, demands, rights, actions,
              -----------------
causes of action and suits of the Debtor's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to Claims or Interests, (3) claims pursuant to Section 362 of the Bankruptcy Code, (4) such claims and defenses as fraud, mistake, duress, usury and (5) all avoiding powers, rights to seek subordination and all rights and remedies under Sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 or any fraudulent conveyance,  fraudulent  transfer,  or  preference  laws.

     50.     "Secured  Claim".  A  Claim  secured  by  a lien on property of the
              --------------
Debtor's  Estate.

///

     51.     "Unclaimed  Property".  Any  funds  or  securities  distributed  to
              -------------------
Creditors or Holders of Interests which are unclaimed as of twelve (12) months after the Distribution. Unclaimed Property will include, without limitation, Cash, checks, securities, and any other property which is to be distributed pursuant to the Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

     52.     "Unit(s)  of  Reorganized  Debtor's Securities".  Securities of the
              ---------------------------------------------
Reorganized Debtor consisting of one (1) share of common stock of the Reorganized Debtor and one (1) Class A warrant to purchase the Reorganized
Debtor's common stock. The Class A warrant shall allow the warrant holder to purchase one (1) share of common stock of the Reorganized Debtor at a price of $5.00 per share at any time within one (1) year from the Effective Date. Upon the exercise of the Class A warrant, the warrant holder also shall receive one
(1) Class B warrant to purchase the Reorganized Debtor's common stock. The terms of the Class B warrant shall be set by the board of directors of the Reorganized Debtor subsequent to the Effective Date of the Plan.

     53.     "Unsecured  Claim".  Any Claim against the Debtor, however arising,
              ----------------
e.g.,  from  providing  goods  or services or from the rejection of an executory
----
contract or an unexpired lease, which is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim or Secured Claim.

///

///

                                      III.

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

A.   General  Overview.
     -----------------

     As required by the Bankruptcy Code, the Plan classifies Claims and Interests in various Classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each Class of Claims or Interests is impaired or unimpaired. The Plan provides the treatment each Class will receive.

B.   Unclassified  Claims.
     --------------------

     Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has not placed the
                                                                  ---
following  Claims  in a Class.  The treatment of these Claims is provided below.

     1.     Administrative  Expenses.
            ------------------------
     Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 Case which are Allowed under Code Section 507(a)(1). The Code requires that all

///

///

///

///

///

Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

     The  following  chart  lists all of the Debtor's   507(a)(1) Administrative
                                  ---
Claims  and  their  treatment  under  this  Plan.


NAME                                  AMOUNT OWED                        TREATMENT
-------------------------------  -------------------  --------------------------------------------
ROBINSON, DIAMANT & BRILL,       $         60,000.00  RDB SHALL RECEIVE A DISTRIBUTION OF 4 UNITS
A PROFESSIONAL CORPORATION          (ESTIMATED FEES)  OF THE REORGANIZED DEBTOR'S SECURITIES FOR
("RDB"), BANKRUPTCY COUNSEL FOR                       EACH DOLLAR OWED RDB IN FULL AND COMPLETE
DEBTOR                           $         20,000.00  SATISFACTION OF ITS ALLOWED CLAIM FOR FEES.
                                   (ESTIMATED COSTS)
                                                      IN ADDITION, RDB SHALL BE PAID IN CASH ITS
                                                      ALLOWED COSTS.

                                                      CLAIMANT WILL RECEIVE ITS PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DATA COMMON
                                                      STOCK WHEN SUCH COMMON STOCK IS ISSUED.

                                                      CLAIMANT WILL RECEIVE ITS PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DIGI COMMON
                                                      STOCK WHEN SUCH STOCK IS ISSUED.
-------------------------------  -------------------  --------------------------------------------

DAVID A. KEKICH                  $         49,000.00  CLAIMANT SHALL RECEIVE A DISTRIBUTION OF
OFFICER AND DIRECTOR OF DEBTOR                        4 UNITS OF THE REORGANIZED DEBTOR'S
                                                      SECURITIES FOR EACH DOLLAR OWED DAVID
                                                      KEKICH IN FULL AND COMPLETE SATISFACTION OF
                                                      HIS ADMINISTRATIVE CLAIMS.

                                                      CLAIMANT WILL RECEIVE HIS PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DATA COMMON
                                                      STOCK WHEN SUCH COMMON STOCK IS ISSUED.

                                                      CLAIMANT WILL RECEIVE HIS PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DIGI COMMON
                                                      STOCK WHEN SUCH STOCK IS ISSUED.

-------------------------------  -------------------  --------------------------------------------
ELY JAY MANDELL                  $         49,000.00  CLAIMANT SHALL RECEIVE A DISTRIBUTION OF 4
OFFICER AND DIRECTOR OF DEBTOR                        UNITS OF THE REORGANIZED DEBTOR'S
                                                      SECURITIES FOR EACH DOLLAR OWED ELY JAY
                                                      MANDELL IN FULL AND COMPLETE SATISFACTION
                                                      OF HIS ADMINISTRATIVE CLAIMS.

                                                      CLAIMANT WILL RECEIVE HIS PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DATA COMMON
                                                      STOCK WHEN SUCH COMMON STOCK IS ISSUED.

                                                      CLAIMANT WILL RECEIVE HIS PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DIGI COMMON
                                                      STOCK WHEN SUCH STOCK IS ISSUED.
                                       24

HOLDERS OF DEBTOR'S              UP TO $310,000.00    HOLDERS OF DEBTOR'S CERTIFICATES OF
CERTIFICATES OF INDEBTEDNESS                          INDEBTEDNESS MAY AT THEIR ELECTION (I) BE
                                                      PAID PURSUANT TO THE TERMS OF THE DEBTOR'S
                                                      CERTIFICATE OF INDEBTEDNESS OR (II)
                                                      EXCHANGE SUCH INDEBTEDNESS FOR 4 UNITS OF
                                                      THE REORGANIZED DEBTOR'S SECURITIES FOR
                                                      EACH DOLLAR OF INDEBTEDNESS HELD ON THE
                                                      EFFECTIVE DATE.

                                                      CLAIMANTS WILL RECEIVE THEIR PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DATA COMMON
                                                      STOCK WHEN SUCH COMMON STOCK IS ISSUED.

                                                      CLAIMANTS WILL RECEIVE THEIR PRO RATA
                                                      DISTRIBUTION OF 30% OF THE DIGI COMMON
                                                      STOCK WHEN SUCH STOCK IS ISSUED.
-------------------------------  -------------------  --------------------------------------------

CLERK'S OFFICE FEES              $            200.00  PAID IN FULL ON EFFECTIVE DATE
-------------------------------  -------------------  --------------------------------------------

OFFICE OF THE U.S. TRUSTEE FEES  $            250.00  PAID IN FULL ON EFFECTIVE DATE
-------------------------------  -------------------  --------------------------------------------
                                   TOTAL $178,450.00

     Court  Approval  of  Fees  Required:
     -----------------------------------

     The Court must approve all professional fees listed in this chart. For all fees except Clerk's Office fees and U.S. Trustee's fees, and other non-professional administrative fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be required to be paid under this Plan.

     2.     Priority  Tax  Claims.
            ---------------------

     Priority Tax Claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) Priority Tax Claim receive the present value of such Claim in deferred Cash payments, over a period not exceeding six years from the date of the assessment of such tax. The Debtor does not believe any Section 507(a)(8) Priority Tax Claims exist.

///

///

C.   Classified  Claims  and  Interests.
     ----------------------------------
     1.     Classes  of  Secured  Claims.
            ----------------------------

     Secured Claims are Claims secured by liens on property of the Estate. The following chart lists all Classes containing Debtor's secured pre-petition Claims and their treatment under this Plan:

CLASS #  DESCRIPTION                  INSIDERS  IMPAIRED (Y/N)               TREATMENT
-------  ---------------------------  --------  ---------------  ---------------------------------
1        SECURED CLAIMS,                        CLASS 1 IS       CLASS 1 CLAIMANTS SHALL EACH
         CONSISTING OF:                         IMPAIRED.        RECEIVE A DISTRIBUTION OF 2
                                                CLAIMANTS IN     UNITS OF THE REORGANIZED DEBTOR'S
         CARL STEINFIELD - $5,000     NO        THIS CLASS ARE   SECURITIES FOR EACH
         P&M REVOCABLE TRUST -        NO        ENTITLED TO      DOLLAR OF ALLOWED SECURED
         5,000                                  VOTE ON THE      CLAIM IN FULL, FINAL AND
         RED TREE INTERNATIONAL,      YES       PLAN.            COMPLETE SATISFACTION OF
         LLC - $1,400                                            THEIR CLAIMS AND LIENS
         STEVE LINEN - $2,500                                    AGAINST THE DEBTOR AND ITS
         THOMAS FORD - $2,500         NO                         PROPERTY.  ON THE EFFECTIVE
         THOMAS WARD - $12,500        NO                         DATE THE COLLATERAL SHALL BE
                                      NO                         RELEASED BY CLASS 1 CLAIMANTS
         - COLLATERAL                                            AND THE REORGANIZED DEBTOR
           DESCRIPTION = SECURITY                                SHALL OWN THE COLLATERAL FREE
         INTEREST IN DEBTOR'S PRE-                               AND CLEAR OF LIENS.
         PETITION CLAIMS AND
         CAUSES OF ACTION AGAINST                                CLAIMANTS WILL RECEIVE THEIR
         FORMER OFFICERS,                                        PRO RATA DISTRIBUTION OF 30%
         DIRECTORS AND ACCOUNTANTS                               OF THE DATA COMMON STOCK WHEN
         OF DEBTOR.                                              SUCH COMMON STOCK IS ISSUED.

         - COLLATERAL VALUE =                                    CLAIMANT WILL RECEIVE THEIR
         UNKNOWN                                                 PRO RATA DISTRIBUTION OF 30%
                                                                 OF THE DIGI COMMON STOCK WHEN
         - PRIORITY OF                                           SUCH STOCK IS ISSUED.
           SECURITY INT. =  1ST

         - PRINCIPAL OWED =
         28,900.00

         - PRE-PET. ARREARAGE
           AMOUNT = 0

         - POST-PET. ARREARAGE
           AMOUNT = 0

         - TOTAL CLAIM AMOUNT =
         28,900.00

     2.     Classes  Of  Priority  Unsecured  Claims.
            ----------------------------------------

     Certain  priority  Claims  that are referred to in Code Sections 507(a)(3),
(4), (5), (6), and (7) are required to be placed in Classes. These types of Claims are entitled to priority treatment as follows: the Code requires that each Holder of such a Claim receive Cash on the Effective Date equal to the Allowed amount of such Claim. However, a Class of Unsecured Priority Claim Holders may vote to accept deferred Cash payments of a value, as of the Effective Date, equal to the Allowed amount of such Claims.

     The  Debtor  believes  that  no creditors exist with Claims under 11 U.S.C.
507(a)(3),  (4),  (5),  (6),  or  (7).

     3.     Class  Of  General  Unsecured  Claims  .
            -------------------------------------

     General Unsecured Claims are Unsecured Claims not entitled to priority under Code Section 507(a). The following chart identifies this Plan's treatment of the Class containing all of Debtor's general Unsecured Claims:
                            ---

                                                      IMPAIRED
CLASS #  DESCRIPTION                                    (Y/N)                        TREATMENT
-------  --------------------------------------  -------------------  ---------------------------------------
2        GENERAL UNSECURED CLAIMS                IMPAIRED.            ALLOWED UNSECURED CLAIMANTS SHALL
                                                 MEMBERS OF THIS      RECEIVE A DISTRIBUTION OF 1 UNIT OF THE
         - TOTAL AMT OF CLAIMS = APPROXIMATELY   CLASS ARE ENTITLED   REORGANIZED DEBTOR'S SECURITIES FOR
         535,648.59                              TO VOTE ON THE       EACH DOLLAR OR ALLOWED UNSECURED
                                                 PLAN                 CLAIM IN FULL, FINAL AND COMPLETE
                                                                      SATISFACTION OF THEIR CLAIMS AGAINST
                                                                      THE DEBTOR.

                                                                      CLAIMANTS WILL RECEIVE THEIR PRO RATA
                                                                      DISTRIBUTION OF 30% OF THE DATA
                                                                      COMMON STOCK WHEN SUCH COMMON
                                                                      STOCK IS ISSUED.

                                                                      CLAIMANTS WILL RECEIVE THEIR PRO RATA
                                                                      DISTRIBUTION OF 30% OF THE DIGI
                                                                      COMMON STOCK WHEN SUCH STOCK IS
                                                                      ISSUED.

     4.     Class  Of  Interest  Holders.
            ----------------------------

     Interest Holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are Interest Holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies this Plan's treatment of the Class of Interest
Holders:

CLASS #  DESCRIPTION                          IMPAIRED                         TREATMENT
-------  -------------------------                                 ----------------------------------
                                                (Y/N)
-------  -------------------------  -----------------------------  ----------------------------------
3        INTEREST HOLDERS - COMMON  IMPAIRED INTEREST HOLDERS IN   AS SOON AS PRACTICABLE AFTER THE
         STOCK - 3378 SHAREHOLDERS  THIS CLASS ARE                 EFFECTIVE DATE, ALLOWED INTEREST
         EXIST                      ENTITLED TO                    HOLDERS ON THE RECORD DATE SHALL
                                    VOTE ON THE                    RECEIVE A PRO RATA DISTRIBUTION OF
                                    PLAN.                          33,551 UNITS OF THE REORGANIZED
                                                                   DEBTOR'S SECURITIES IN FULL
                                                                   SATISFACTION OF ALL RIGHTS,
                                                                   INTERESTS AND CLAIMS OF SUCH
                                                                   INTEREST HOLDERS.

                                                                   CLAIMANTS WILL RECEIVE THEIR PRO
                                                                   RATA DISTRIBUTION OF 30% OF THE
                                                                   DATA COMMON STOCK WHEN SUCH COMMON
                                                                   STOCK IS ISSUED.

                                                                   CLAIMANTS WILL RECEIVE THEIR PRO
                                                                   RATA DISTRIBUTION OF 30% OF THE
                                                                   DIGI COMMON STOCK WHEN SUCH STOCK
                                                                   IS ISSUED.

D.   Means  Of  Performing  The  Plan.
     --------------------------------

     1.     Formation  Of  A  BDC  And  Acquisition  Of  Data.
            -------------------------------------------------

     Immediately following the distribution of its Units of Reorganized Debtor's Securities, the Reorganized Debtor will file a Form N54-A and make a BDC election under the Investment Company Act which defines the Reorganized Debtor's business purpose, its venture capital investment activities and the type of companies in which it may invest.

     Prior to the Effective Date the Debtor acquired 1,000,000 shares of Data common stock (representing 100% of Data's total stock outstanding) from First

Portland Corporation (30% shareholder), Bernie Budney (55% shareholder) and Jande International Holdings, LLC (15% shareholder) by issuing such shareholders of Data one share of the Debtor's Class A Preferred Stock for every ten shares of Data common stock owned. The purchase of 100% of the Data common stock will result in Data's shareholders holding 100,000 shares of the Class A Preferred Stock of the Debtor. The acquisition of Data also required a $100,000 capital contribution from the Debtor to Data for working capital. The purchase of the Data common stock by the Reorganized Debtor resulted in Data's shareholders acquiring the following distribution of Class A Preferred Stock:


     DATA        OWNERSHIP                    # OF PREFERRED
--------------  ----------                    --------------
 SHAREHOLDERS    INTEREST   # OF DATA SHARES   STOCK SHARES
--------------  ----------  ----------------  --------------
FIRST PORTLAND         30%           300,000          30,000
CORPORATION

BERNIE BUDNEY          55%           550,000          55,000

JANDE                  15%           150,000          15,000
INTERNATIONAL
HOLDINGS, LLC

The Reorganized Debtor intends to distribute thirty percent (30%) of the Data securities owned by it to shareholders who are to receive securities under the Plan on a Pro Rata basis based upon Units held. The Debtor has agreed to provide Data $1,000,000 (of which $100,000 has already been paid) over a two year period for operational purposes including marketing, sales and development. Once Data has received a total of $1,000,000, the Reorganized Debtor will register the Data stock owned by it with the Securities and Exchange Commission. The registration of Data stock also will include the common stock resulting from the conversion of the Class A Preferred Stock. The Class A Preferred Stock issued in exchange for Data common stock will not be issued pursuant to Section 1145 of the Code. It is anticipated that the Data Common Stock will be registered within one year of Plan Confirmation.

     2.     Borrowing  Of  Money  To  Fund  Plan.
            ------------------------------------

     Pursuant to Bankruptcy Court approval, the Debtor was authorized to borrow up to $310,000 from several individuals and issue its notes to evidence the indebtedness (the "Debtor's Certificates of Indebtedness"). The funds from the Debtor's Certificates of Indebtedness will be used to fund the Data transaction, the costs associated with acquisition of 1,000,000 shares of Data common stock, the costs associated with reorganizing the Debtor including the printing and mailing of the disclosure statement materials to all Creditors and shareholders, as well as general working capital for the Debtor.

     3.   Anticipated  Investee  Company.
          ------------------------------

     Digi will be a start-up E-commerce travel reservations World Wide Web design Assistance Company with Internet Service Provider aspects. Digi will provide web design and access assistance to merchants in a mall or portal type of setting for specific travel destinations, where Digi intends to open its caf
s. Digi will also maintain, market and operate DIGI-commerce.net and DIGI-commerce.com which will sell various products, including sporting good products in accordance with the Fogdog Sorts contract over the internet.

     Digi will organize under Nevada Law after Confirmation. Digi shall have 20,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock. Upon formation, Digi shall issue 4,000,000 shares of common stock, which constitutes 100% of issued Digi common stock, to the Reorganized Debtor in exchange for a transfer of all of the Debtor's assets excluding the Rights of Action. The Reorganized Debtor intends to distribute thirty percent (30%) of the Digi stock to parties who are to receive securities under the Plan on a Pro Rata basis. The Digi Stock shall be registered and will not be issued pursuant to Section 1145 of the Code. Ely Mandell shall serve as President and sole Director of Digi. Other officers will be named upon formation of Digi.

     4.     Execution  Of  Documents.
            ------------------------
     Upon Confirmation, the Reorganized Debtor shall be authorized to take all actions necessary or appropriate to complete and consummate the transactions described herein and to enter into and implement the contracts, instruments, and other agreements or documents created in connection with the Plan or to be executed and delivered pursuant to the Plan before, on, or after the Effective Date.

     5.     Post-Confirmation  Management.
            -----------------------------
     Post-Confirmation, Bernie Budney will serve as vice president at an annual salary of $50,000 per year during the first year following Confirmation plus a travel allowance. Christopher Erickson will be the Chief Executive Officer and President for the Reorganized Debtor. During the first year following Confirmation, Christopher Erickson will serve in these positions for an annual salary of $50,000 per year plus 3% of the increase in the Reorganized Debtor's portfolio as indicated by the liquidation of each individual portfolio security (sale proceeds less costs), excluding the sale of any of the securities owned except that of Data and Digi. The Directors of the Reorganized Debtor will be as follows:


          Inside  Directors
          -----------------

               Christopher  Erickson
               Bernie  Budney

          Outside  Directors
          ------------------

               Brad  Bartilson
               Rex  Crim

     The  directors  will  receive  $500  per  board  meeting.
Additional officers and/or directors will be appointed by the board of directors for the Reorganized Debtor. In addition, Leonard Ludwig of First Portland Corporation shall have the right pursuant to the terms of the Class A Preferred Stock to attend all board of directors meetings of the Reorganized Debtor.

     6.     Disbursing  Agent.
            -----------------

     The Reorganized Debtor shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Reorganized Debtor may employ or contract with an entity, such as a transfer agent, to assist in or perform the distribution of property to be distributed. The Disbursing Agent and such other entity shall serve without bond. The Reorganized Debtor shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.

///

     7.     Amendment  To  Charter  Documents  Of  Debtor  And  Other
            ---------------------------------------------------------
            Matters.
            --------

            (a)     Cancellation  Of  Outstanding  Securities  Of  The
                    --------------------------------------------------
                    Debtor.
                    -------

     On the Effective Date, without shareholder approval all outstanding instruments and securities representing Interests in the Debtor and any rights to acquire Interests in the Debtor shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any person. The holders of such canceled instruments, securities, and other documents shall have no rights arising from or relating to such instruments, securities or other documents or the cancellation thereof, except the rights provided pursuant to the Plan.

            (b)     Amendments  To  Articles  Of  Incorporation.
                    -------------------------------------------

     On the Effective Date, the Board of Directors of Reorganized Debtor shall be authorized to amend the Articles of Incorporation and Bylaws to accomplish the following:

               (i)     Change  the  Debtor's  name  to  Central  Capital Venture
Corporation,  or  such  other  name  as  the  Board  of  Directors  determines.

               (ii) Change the place of incorporation of the Reorganized Debtor to Nevada or any other state which the Board of Directors determines.

               (iii)  Effect  a  quasi-reorganization  for  accounting purposes.

               (iv)  Authorize  20,000,000  shares of no par value common stock.

               (v) Authorize 1,000,000 shares of no par value preferred stock. The Board of Directors shall determine in their discretion the rights, performances, privileges, and restrictions granted to or imposed on any wholly unissued class of such shares or any wholly unissued series of any class of such shares.

               (vi) Issue shares, warrants or other securities to carry out any transaction contemplated in the Plan without solicitation of or notice to shareholders.

               (vii) Take all action necessary and appropriate to carry out the terms of the Plan;

               (viii) Amend the Debtor's Articles of Incorporation and/or Bylaws to provide the maximum indemnification or other protections to the Reorganized Debtor's officers and directors that is allowed under applicable law;

               (ix) In accordance with Section 1123(a)(b) of the Code, include within its charter a provision prohibiting the issuance of nonvoting equity securities.

          (c)     Take  Required  Actions.
                  -----------------------

     Without shareholder approval, the Board of Directors of Reorganized Debtor shall be authorized to take any and all action necessary or appropriate to effectuate any amendments to the Reorganized Debtor's Certificate of Incorporation and/or Bylaws called for under the Plan and the Board of Directors and officers of the Reorganized Debtor shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same.

///

///

     8.     Exemption  From  Registration  Under  Section  1145  of  the
            ------------------------------------------------------------
            Code.
            ----

     All securities to be issued pursuant to the Plan to Holders of Allowed Claims and Allowed Interests, except the Data common stock and Digi common stock, shall be issued pursuant to the exemption contained in Section 1145 of the Code from the requirements of Section 5 of the Securities Act of 1933, and any other applicable federal, state or local law requiring registration.

     9.     Closing  of  Register  For  Existing  Common  Stock.
            ---------------------------------------------------

     At the close of business on the second Business Day immediately preceding the Effective Date, the security register for the common stock of the Debtor shall be closed, and thereafter there shall be no further registrations of transfer or other changes in Holders on the books of the stock transfer agent, or the Debtor, and the Reorganized Debtor shall have no obligation to recognize any transfer of the common stock of the Debtor occurring thereafter (but shall be entitled instead to recognize and deal with, for all purposes under the Plan, except as otherwise provided herein, those Holders reflected on the security register immediately prior to the Effective Date).


                                       IV.

                        TREATMENT OF MISCELLANEOUS ITEMS
                        --------------------------------

A.   Executory  Contracts  And  Unexpired  Leases.
     --------------------------------------------

     1.     Assumptions.
            -----------

     The following are the unexpired leases and executory contracts to be assumed as obligations of the Reorganized Debtor under this Plan (see Exhibit A for more detailed information on unexpired leases to be assumed and Exhibit B for more detailed information on executory contracts to be assumed):

TYPE  OF  LEASE/CONTRACT                    LESSOR
------------------------                    ------
Server  Lease  -  Intel  server  for        Jande  International
e-commerce  business

Real  Property  Lease - office space        Jande  International

Office  Equipment  Lease                    Jande  International

Fogdog  Sport  Contract  - contract to      Fogdog  Sports
sell  merchandise  on  Internet

     On the Effective Date, each of the unexpired leases and executory contracts listed above shall be assumed as obligations of the Reorganized Debtor. The Order of the Court confirming the Plan shall constitute an Order approving the assumption of each lease and contract listed above. If you are a party to a lease or contract to be assumed and you object to the assumption of your lease or contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

     2.     Rejections.
            ----------

     On the Effective Date, any leases or contracts that the Debtor does not intend to assume through the Plan shall be rejected.

     The Order Confirming the Plan shall constitute an Order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

     THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY DAYS FROM THE REJECTION OF SUCH LEASE OR CONTRACT. Any claim based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.


B.   Changes  In  Rates  Subject  To  Regulatory  Commission  Approval.
     -----------------------------------------------------------------

     This Debtor is not subject to governmental regulatory commission approval of its rates.

C.   Retention  Of  Jurisdiction.
     ---------------------------

     After Confirmation of the Plan and occurrence of the Effective Date, in addition to jurisdiction which exists in any other court, the Court will retain such jurisdiction as is legally permissible including for the following purposes:

     1. To resolve any and all disputes regarding the operation and interpretation of the Plan and the Confirmation Order;

     2. To determine the allowability, classification, or priority of Claims and Interests upon objection by the Debtor, or by other parties in interest with standing to bring such objection or proceeding;

     3. To determine the extent, validity and priority of any lien asserted against property of the Reorganized Debtor or property of the Estate;

     4. To construe and take any action to enforce the Plan, the Confirmation Order, and any other order of the Court, issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, the Confirmation Order, and all matters referred to in the Plan, the Confirmation Order, and to determine all matters that may be pending before the Court in this Case on or before the Effective Date with respect to any Person or entity;

     5. To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of professionals for the period on or before the Effective Date;

     6.     To  determine  any  request  for payment of Administrative Expenses;

     7. To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of the Plan or the Confirmation Order;

     8. To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any Claims resulting therefrom;

     9. To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the Case whether before, on, or after the Effective Date;

     10. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

     11. To modify the Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in the Plan or to reconcile any inconsistency in the Plan so as to carry out its intent and purpose;

     12. Except as otherwise provided in the Plan or the Confirmation Order, to issue injunctions to take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or the Confirmation Order, or the execution or implementation by any person or entity of the Plan or the Confirmation Order;

     13. To issue such orders in aid of consummation of the Plan or the Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

     14.    To  enter  a  final  decree  closing  this  Chapter  11  Case.

D.   Miscellaneous  Issues  Regarding  Plan  Distributions.
     -----------------------------------------------------

     1.     No  Fractional  Shares  Issues  .  Notwithstanding  anything  to the
            ------------------------------
contrary in the Plan, no fractional shares of securities shall be issued and all fractional shares shall be rounded down to the nearest whole share. Holders of Allowed Claims or Allowed Interests who would be entitled to fractional shares but for this provision shall receive no consideration therefor because such amount will be de minimus.
                        --  -------

     2.     Name  and  Address  of  Holder.   For  purposes of all Distributions
            ------------------------------
under this Plan, the Disbursing Agent will be entitled to rely on the name and address of the Holder of each Allowed Claim or Interest as shown on any timely filed proof of claim and, if none, as shown on the Debtor's Schedules, as amended from time to time, except to the extent that the Disbursing Agent first receives adequate written notice of a transfer or change of address, properly executed by the Holder or its authorized agent.

     3.     Unclaimed  Property.
            -------------------

     Any property to be distributed to Creditors or Interest Holders under the Plan shall be forfeited if it is not claimed by the entity entitled to it before the later of one (1) year after Confirmation of the Plan or sixty (60) days after an order allowing the Claim or Interest of that entity becomes a Final Order.

E.   Post-Confirmation  U.S.  Trustee  Fees.
     --------------------------------------

     The  Reorganized  Debtor  shall timely pay all fees incurred pursuant to 28
U.S.C.   1930(a)(6)  after  Confirmation.

F.   Post-Confirmation  Claims  Of  Debtor.
     -------------------------------------

     The Reorganized Debtor shall be the Estate Representative after Confirmation for purposes of prosecuting Rights of Action.


                                       V.

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

A.   Discharge  And  Release  Of  Liabilities
     ----------------------------------------

     Except as otherwise provided in this Plan or in the Confirmation Order, Confirmation shall operate as a discharge pursuant to Code section 1141(d)(1), effective as of the Effective Date, of any and all debts or Claims against the Debtor that arose at any time before Confirmation, including but not limited to all principal and interest, whether accrued before, on or after the Petition Date. As to every discharged debt and Claim, the Creditor that held such debt or Claim shall be precluded from asserting against the Debtor or against the Debtor's assets or the Reorganized Debtor or any assets of the Reorganized
Debtor, any or further Claim based upon any document, instrument or act, omission, transaction or any other activity of any kind or nature that occurred prior to the Confirmation Date, including, without limitation, Claims in the nature of successor liability. Without limiting the generality of the foregoing, on the Effective Date the Debtor shall be discharged from any debt that arose before Confirmation and any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Code to the full extent permitted by Section 1141(d)(1)(A) of the Code. Furthermore, all Claims and debts against the Debtor which are so discharged may not be asserted against the Reorganized Debtor under any circumstances unless pursuant to the provisions of the Plan.

     The Order of Confirmation shall operate as an injunction against the commencement or continuation of any act relating to the collection or enforcement of any Claim governed by the discharge provisions hereof.

B.   Revesting  Of  Property  In  The  Debtor.
     ----------------------------------------

     Except as provided in Section V.E., and except as provided elsewhere in this Plan, the Confirmation of the Plan revests all of the property of the Estate, including all Rights of Action, in the Reorganized Debtor free and clear of all claims and interests of Creditors.

C.   Modification  Of  Plan.
     ----------------------

     The Plan Proponent may modify the Plan at any time before Confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if Plan Proponent modifies the Plan before Confirmation.

     The Plan Proponent may also seek to modify the Plan at any time after Confirmation so long as (1) the Plan has not been substantially consummated and
                                                                             ---
(2)  the Court authorizes the proposed modifications after notice and a hearing.

D.   Post-Confirmation  Status  Report.
     ---------------------------------

     Within 120 days of the entry of the order confirming the Plan, Plan Proponent shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

E.   Post-Confirmation  Conversion/Dismissal.
     ---------------------------------------

     A creditor or party in interest may bring a motion to convert or dismiss the case under 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

F.   Final  Decree.
     -------------

     Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other such party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the Case.

G.   Confirmation  Request.
     ---------------------

     In the event that all of the applicable requirements of 11 U.S.C. 1129(a) are met other than paragraph (8), the Plan Proponent requests confirmation of the Plan notwithstanding the requirements of such paragraph under 11 U.S.C. 1129(b).

DATED:  June  , 2000          DIGITAL  TECHNOLOGIES  MEDIA
                                   GROUP,  INC.,  a  Delaware  corporation



                                   By:
                                       ---------------------------------
                                           ELY  JAY  MANDELL
                                            Its  President

PRESENTED  BY:

ROBINSON,  DIAMANT,  &  BRILL
A  Professional  Corporation



By:
   ---------------------------------
           MARTIN  J.  BRILL
     Attorneys  for  Debtor  and
        Debtor  in  Possession
DIGITAL  TECHNOLOGIES  MEDIA GROUP, INC.

                        EXHIBIT A - UNEXPIRED LEASES TO BE ASSUMED


LEASES                                ARREARS/DMGS                    METHODS OF CURE
-------------------------  ----------------------------  -------------------------------------------

-  DESCRIPTION = OFFICE    -  DEFAULT AMT = 0            -  METHOD OF CURING DEFAULT & LOSS = NA
   SUBLEASE                -  ACTUAL PECUNIARY LOSS = 0  -  MEANS OF ASSURING FUTURE PERFORMANCE =
                                                            JANDE CONSENTS TO THE ASSUMPTION OF
-  LESSOR'S NAME =  JANDE                                   THIS LEASE AND DOES NOT REQUIRE ADEQUATE
   INTERNATIONAL                                            ASSURANCE OF FUTURE PERFORMANCE

-  LESSEE'S NAME =
    DEBTOR

-  EXPIRATION DATE =
   JANUARY 1, 2000

                               EXHIBIT B - EXECUTORY CONTRACTS TO BE ASSUMED


CONTRACT                            DEFAULT/DMGS                           METHODS OF CURE
--------------------------  -----------------------------  ------------------------------------------------
-  CONTRACT DESCRIPTION =   -   DEFAULT AMT = 0            -  METHOD OF CURING DEFAULT & LOSS = NA
CONTRACT PROVIDING          -   ACTUAL PECUNIARY LOSS = 0
DEBTOR THE RIGHT TO SELL                                   -  MEANS OF ASSURING PERFORMANCE = NA
FOGDOG SPORTS SPORTING                                        FOGDOG SPORTS CONSENTS TO THE ASSUMPTION OF THIS
GOODS ON THE INTERNET                                         LEASE AND DOES NOT REQUIRE ADEQUATE ASSURANCE
THROUGH A -WEBSITE TO BE                                      OF FUTURE PERFORMANCE
DEVELOPED BY THE DEBTOR.

-    CONTRACTING PARTIES =
     1.  FOGDOG SPORTS
     2.  DEBTOR


-  DESCRIPTION = SERVER     -  DEFAULT AMT = 0             -  METHOD OF CURING DEFAULT & LOSS = NA
   LEASE                    -  ACTUAL PECUNIARY LOSS = 0   -  MEANS OF ASSURING FUTURE PERFORMANCE =
                                                              JANDE CONSENTS TO THE ASSUMPTION OF THIS LEASE
-  LESSOR'S NAME =                                            AND DOES NOT REQUIRE ADEQUATE ASSURANCE OF
JANDE INTERNATIONAL                                           FUTURE PERFORMANCE

-  LESSEE'S NAME =
          DEBTOR

-  EXPIRATION DATE =
   JANUARY 2000


-  DESCRIPTION =            -  DEFAULT AMT = 0             -  METHOD OF CURING DEFAULT & LOSS = NA
   EQUIPMENT LEASE          -  ACTUAL PECUNIARY LOSS = 0   -  MEANS OF ASSURING FUTURE PERFORMANCE =
                                                              JANDE CONSENTS TO THE ASSUMPTION OF THIS LEASE
-  LESSOR'S NAME =                                            AND DOES NOT REQUIRE ADEQUATE ASSURANCE OF
JANDE  INTERNATIONAL                                          FUTURE PERFORMANCE

-  LESSEE'S NAME =
 DEBTOR

-  EXPIRATION DATE =
    FEBRUARY 1, 2000

                                       45